UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 5, 2024
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First Busey Corporation
(Exact name of Registrant as specified in its charter)
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Nevada	0-15950	37-1078406
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave. Champaign, Illinois 61820
(Address of Principal Executive Offices)

(217) 365-4544
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUSE	Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events
As previously announced, First Busey Corporation ("Busey") completed its acquisition of Merchants and Manufacturers Bank Corporation ("M&M") on April 1, 2024 (the "Merger"), pursuant to an Agreement and Plan of Merger, dated November 27, 2023, between Busey and M&M (the “Merger Agreement”).
Upon completion of the Merger, each share of M&M common stock converted to the right to receive, at the election of each common stockholder and subject to proration and adjustment as provided in the Merger Agreement, either (1) $117.74 in cash ("Cash Election"), (2) 5.7294 shares of Busey common stock ("Share Election"), or (3) mixed consideration of $34.55 in cash and 4.0481 shares of Busey common stock ("Mixed Election").
Most of the M&M common stockholders who submitted an election form by the election deadline made the Share Election to receive their Merger consideration solely in the form of shares of Busey common stock. As a result of the elections of M&M common stockholders, and in accordance with the proration and adjustment provisions of the Merger Agreement, the Merger consideration payable to M&M common stockholders is comprised of an aggregate of approximately 1,429,304 shares of Busey common stock and an aggregate of approximately $12.2 million in cash, allocated as follows:

				Merger Consideration Per Share of M&M Common Stock
Option		Shares of M&M Common Stock	Percentage of Total M&M Common Stock	Cash	Shares of Busey Common Stock
(1)	Cash Election	22,267	6%	$117.7400	—
(2)	Share Election	252,027	71%	$5.3966	5.4668
(3)	Mixed Election	12,733	4%	$34.5500	4.0481
	No Election Made	66,056	19%	$117.7400	—
Pursuant to the terms of the Merger Agreement, M&M common stockholders that did not make an election or submit a properly completed election form by the election deadline of March 29, 2024, will receive cash consideration of $117.74 for each share of M&M common stock held. No fractional shares are being issued in the Merger. Fractional shares will be paid in cash at the rate of $23.32 per share.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST BUSEY CORPORATION

Date:	April 5, 2024	By:	/s/ Jeffrey D. Jones
Jeffrey D. Jones
Chief Financial Officer